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                            REVOLVING PROMISSORY NOTE

$20,000,000                                                     Reston, Virginia
                                                                January 14, 2003

        FOR VALUE RECEIVED, MANUGISTICS GROUP, INC., a corporation organized under the laws of the State of Delaware (the "Company"), MANUGISTICS, INC., a corporation organized under the laws of the State of Delaware and MANUGISTICS ATLANTA, INC., a corporation organized under the laws of the State of Delaware (each a "Borrower" and collectively, the "Borrowers") jointly and severally promise to pay to the order of SILICON VALLEY BANK, a California-chartered bank doing business in Virginia as "Silicon Valley East" ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to any Borrower in accordance with the terms and conditions of the Loan Agreement among Borrowers and Bank of even date herewith (as amended from time to time (the "Loan Agreement"), up to a maximum principal amount of Twenty Million Dollars ($20,000,000) ("Principal Sum"), or so much thereof as may be advanced or readvanced and remains unpaid. Borrowers shall also pay interest on the aggregate unpaid principal amount of such Advances, as follows:

        Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the variable rate of interest, per annum, most recently announced by Bank as its "prime rate," whether or not such announced rate is the lowest rate available from Bank (the "Prime Rate"), plus one half of one percent (.50%) per annum. The rate of interest charged under this Note shall change immediately and contemporaneously with any change in the Prime Rate. All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

        The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

                (a) Interest only on the unpaid principal amount shall be due and payable monthly in arrears, commencing February 5, 2003, and continuing on the fifth (5th) day of each calendar month thereafter to maturity; and

                (b) Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on the Revolving Maturity Date.


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        The fact that the balance hereunder may be reduced to zero from time to time pursuant to the Loan Agreement will not affect the continuing validity of this Note or the Loan Agreement, and the balance may be increased to the Principal Sum after any such reduction to zero.

        Each Borrower hereby represents, agrees and covenants that the Obligations evidenced hereby are deemed "Designated Senior Indebtedness" for purposes of that certain Indenture between the Company and State Street Bank and Trust Company dated October 20, 2000, as the same may be amended, restated or otherwise modified from time to time.

        This Note is the "Revolving Promissory Note" described in the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Advances and Credit Extensions evidenced hereby are made. This Note may be secured as provided in the Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

        Each Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of any Borrower and each Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of either Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

        Bank is hereby authorized by each Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any error in notation) shall not affect the joint and several obligations of each Borrower with respect to Advances made hereunder, and payments of principal by any Borrower shall be credited to Borrowers notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

        The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Default") under the terms of this Note:

                (a) The failure of either Borrower to pay to Bank within three (3) Business Days of when due any and all amounts payable by either Borrower to Bank under the terms of this Note; or


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                (b)     The occurrence of an Event of Default (as defined
therein) under the terms and conditions of any of the other Loan Documents.

        Upon the occurrence of an Event of Default, at the option of Bank, all amounts payable by either Borrower to Bank under the terms of this Note shall immediately become due and payable by Borrowers to Bank without notice to any Borrower or any other Person, and Bank shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. Each Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the joint and several liability of Borrowers, guarantors and endorsers.

        Until such time as Bank is not committed to extend further credit to the Borrowers and all Obligations of the Borrowers to Bank have been indefeasibly paid in full in cash, and subject to and not in limitation of the provisions set forth in the next following paragraph below, no Borrower shall have any right of subrogation (whether contractual, arising under the bankruptcy code or otherwise), reimbursement or contribution from any Borrower or any guarantor, nor any right of recourse to its security for any of the debts and obligations of any Borrower which are the subject of this Note. Except as otherwise expressly permitted by the Loan Agreement, any and all present and future debts and obligations of any Borrower to any other Borrower are hereby subordinated to the full payment and performance of all present and future debts and obligations to Bank under this Note and the Loan Agreement and the Loan Documents, provided, however, notwithstanding anything set forth in this Note to the contrary, prior to the occurrence of a payment default, the Borrowers shall be permitted to make payments on account of any of such present and future debts and obligations from time to time in accordance with the terms thereof.

        Each Borrower further agrees that, if any payment made by any Borrower or any other person is applied to this Note and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any property hereafter securing this Note is required to be returned by Bank to any Borrower, its estate, trustee, receiver or any other party, including, without limitation, such Borrower, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Borrower's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto any such lien, security interest or other collateral hereafter securing such Borrower's liability hereunder shall have been


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released or terminated by virtue of such cancellation or surrender, this Note
(and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Borrower in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

        The JOINT AND SEVERAL obligations of each Borrower under this Note shall be absolute, irrevocable and unconditional and shall remain in full force and effect until the outstanding principal of and interest on this Note and all other Obligations or amounts due hereunder and under the Loan Agreement and the Loan Documents shall have been indefeasibly paid in full in cash in accordance with the terms thereof and this Note shall have been canceled.

        The Borrowers each shall be jointly and severally liable on the payment of the Obligations as and when due and payable in accordance with the provisions of this Note, the Loan Agreement and the other Loan Documents. The term "Borrowers" when used in this Note shall include all of the Borrowers, individually and jointly, and Bank may (without notice to or consent of any or all of the Borrowers and with or without consideration) release, compromise, settle with, proceed against any or all of the Borrowers without affecting, impairing, lessening or releasing the obligations of the other Borrower hereunder.

        Each Borrower promises to pay all costs and expense of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collect this Note or in any appeal thereof. Each Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance default or enforcement of this Note, as well as any applicable statutes of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

        This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrowers with respect to all obligations hereunder.

        Each Borrower acknowledges and agrees that this Note shall be governed by the laws of the Commonwealth of Virginia, excluding conflicts of laws principles, even though for the convenience and at the request of Borrowers, this Note may be executed elsewhere.

        EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF VIRGINIA IN ANY ACTION, SUIT, OR PROCEEDING OF ANY


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KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED,
HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF VIRGINIA, EACH BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWERS AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]



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        IN WITNESS WHEREOF, each Borrower has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.



WITNESS/ATTEST:                             MANUGISTICS GROUP, INC.


Susan E. Pendery                             By: /s/ Raghavan Rajaji      (SEAL)
------------------------------                 --------------------------
                                               Name: Raghavan Rajaji
                                               Title: Chief Financial Officer

WITNESS/ATTEST:                             MANUGISTICS, INC.


Susan E. Pendery                             By: /s/ Raghavan Rajaji      (SEAL)
------------------------------                 --------------------------
                                               Name: Raghavan Rajaji
                                               Title: Chief Financial Officer

WITNESS/ATTEST:                             MANUGISTICS ATLANTA, INC.


Susan E. Pendery                             By: /s/ Raghavan Rajaji      (SEAL)
------------------------------                 --------------------------
                                               Name: Raghavan Rajaji
                                               Title: President



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